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                                    EXHIBIT 5

                         CONSENT OF IRELL & MANELLA LLP




                                  June 24, 1998



The Newhall Land and Farming Company (a California Limited
Partnership)
23823 Valencia Boulevard
Valencia, California 91355

         Re:      Registration Statement for Offering of
                  3,050,000 Depositary Units


Ladies and Gentlemen:

         In connection with your registration of 3,050,000 Depositary Units of The Newhall Land and Farming Company (a California Limited Partnership) (the "Company") on Form S-8 under the Securities Act of 1933, as amended, we advise you that, in our opinion, when such Depositary Units have been issued and sold pursuant to the provisions of the Company's 1995 Option/Award Plan and in accordance with the Registration Statement, such Depositary Units will be duly authorized, validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof except as may otherwise be provided for in the California Revised Limited Partnership Act and Section 5.1 of the Company's Limited Partnership Agreement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ IRELL & MANELLA LLP
                                            ---------------------------------
                                            Irell & Manella LLP